                                                                    EXHIBIT 99.2


                Schedule I- Financial Information of Registrant
                             TFC Enterprises, Inc.

Balance Sheets


                                                                             December 31

  (in thousands)                                                       2000               1999
                                                                       ----               ----
  Assets
  Investment in subsidiaries                                       $ 16,391           $ 11,068
  Intangible assets, net                                              8,796              9,887
  Due from subsidiaries                                              22,233             22,806
  Other assets                                                           13                 86
                                                                   --------           --------
    Total assets                                                   $ 47,433           $ 43,847
                                                                   ========           ========

  Liabilities and shareholders' equity
  Liabilities:
  Income taxes payable                                             $  1,257           $  1,542
  Accounts payable and accrued expenses                                  24                122
  Deferred income taxes                                                 230                354
                                                                   --------           --------
    Total liabilities                                                 1,511              2,018

  Shareholders' equity:
  Preferred stock, $.01 per value, 1,000,000 shares
    authorized; none outstanding                                         --                 --
  Common stock, $.01 par value, 40,000,000 shares
    authorized and 11,430,482 and 11,404,882 outstanding
    in 1999 and 1998, respectively                                       50                 50
                                                                   --------           --------
  Additional paid-in capital                                         56,105             56,080
                                                                   --------           --------
  Retained deficit                                                  (10,233)           (14,301)
                                                                   --------           --------
    Total shareholders' equity                                       45,922             41,829
                                                                   --------           --------
    Total liabilities and shareholders' equity                     $ 47,433           $ 43,847
                                                                   ========           ========

                Schedule I- Financial Information of Registrant
                             TFC Enterprises, Inc.


Statements of Operations

                                                                 Years ended December 31

 (in thousands)                                            2000             1999           1998
                                                           ----             ----           ----
 Net interest revenue:
   Interest revenue                                      $   --           $   --         $   --
   Interest expense                                          --               --             --
                                                         ------           ------         ------
 Net interest revenue                                        --               --             --

 Other revenue:
   Equity in net income
     of subsidiaries                                      5,323            7,909          5,069
                                                         ------           ------         ------
 Total other revenue                                      5,323            7,909          5,069

 Operating expenses:
   Amortization of intangible assets                      1,091            1,091          1,092
   Other                                                    435              694            334
                                                         ------           ------         ------
 Total operating expense                                  1,526            1,785          1,426

 Income before income taxes                               3,797            6,124          3,643
 (Benefit from) provision for income taxes                 (271)            (363)          (382)
                                                         ------           ------         ------
 Net income                                              $4,068           $6,487         $4,025
                                                         ======           ======         ======

                Schedule I- Financial Information of Registrant
                             TFC Enterprises, Inc.


Statements of Cash Flows

                                                                                        Years ended December 31
                                                                                        -----------------------
  (in thousands)                                                                   2000           1999            1998
                                                                                   ----           ----            ----
  Operating activities
  Net income                                                                    $ 4,068        $ 6,487         $ 4,025
                                                                                -------        -------         -------
  Adjustments to reconcile net income to net cash used in operating activities:
      Equity in net (income) of subsidiaries                                     (5,323)        (7,909)         (5,069)
      Amortization of intangible assets                                           1,091          1,091           1,092
      (Benefit from) provision for deferred income taxes                           (124)          (315)           (255)
      Changes in operating assets and liabilities:
         Decrease in other assets                                                    73             20              42
         (Increase) decrease  in due from subsidiaries                              573            990             512
         (Increase) decrease in accounts payable and accrued expenses               (98)           (18)            109
         Increase (decrease) in income taxes payable                               (285)          (406)           (633)
                                                                                -------        -------         -------
  Net cash used in operating activities                                             (25)           (60)           (177)
                                                                                -------        -------         -------


  Financing activities                                                               25             60             177
                                                                                -------        -------         -------
  Proceeds from stock options exercised                                              25             60             177
  Net cash provided by financing activities                                           -              -               -
                                                                                -------        -------         -------
  Increase (decrease) in cash
  Cash at beginning of year                                                           -              -               -
                                                                                -------        -------         -------
  Cash at end of year                                                           $     -        $     -         $     -
                                                                                =======        =======         =======
  Supplemental disclosures:
  Income taxes paid                                                             $ 1,253        $   587         $     -